Exhibit 10(d)

SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN

As amended and restated effective January 1, 2005

Olin Corporation (“Olin”) hereby restates the Supplemental Contributing Employee Ownership Plan (the “Plan” or “SCEOP”), generally effective January 1, 2005. The Plan was originally adopted as of January 1, 1990, and has been amended from time to time prior to its restatement herein. The Plan is intended to be an unfunded, nonqualified deferred compensation plan for certain management and highly compensated employees, as described in Section 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The primary purpose of this Plan is to permit certain executive employees of Olin whose contributions to the CEOP are limited under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), with certain supplemental benefits to make up for such Code-imposed limitations.

This restatement of the Plan set forth herein is intended to be in good faith compliance with the requirements of Code Section 409A, as set out by the American Jobs Creation Act of 2004 and supplemented by the additional guidance provided by the Treasury Department.

ARTICLE I

DEFINITIONS AND GENERAL PROVISIONS

1.1 Except as otherwise provided herein, the terms defined in the CEOP are used herein with the meanings ascribed to them in the CEOP. In addition, when used herein, the following definitions shall apply:

(a) “Arch Phantom Units” means phantom shares of the CEOP’s Arch Common Stock Fund credited under the SCEOP.

(b) “Change of Control” has the meaning set out in Section 7.3.

(c) “Company” or “Olin” means Olin Corporation and its affiliated companies.

(d) “Compensation” has the same meaning as under the CEOP, except that it is not subject to the maximum dollar limitation on compensation taken into account for purposes of the CEOP under Section 401(a)(17) of the Code.

(e) “Distribution Date” has the same meaning as that specified in the Distribution Agreement by and between Olin Corporation and Arch Chemicals, Inc.

(f) “Dividend Equivalents” means (i) with respect to the Olin Phantom Units held in a SCEOP Account of a SCEOP Participant, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Olin

Common Stock reflected in such Olin Phantom Units; and (ii) with respect to the Arch Phantom Units held in a SCEOP Account of a SCEOP Participant, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Arch Common Stock reflected in such Arch Phantom Units.

(g) “Excess Company Matching Contribution” means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating the Company Matching Contribution (currently, the percentage is based on the Company’s reported annual earnings per share) under the CEOP for the applicable Plan Year, as such percentage changes from time to time, by (ii) the annual SCEOP Participant Contribution for that SCEOP Participant; provided that, if the Participant’s SCEOP Percentage exceeds six percent (6%), the SCEOP Participant Contribution will be calculated using six percent (6%) for the SCEOP Percentage when calculating the Excess Company Matching Contribution.

(h) “Excess Performance Contribution” means, with respect to a SCEOP Participant for a Plan Year, the amount derived by multiplying (i) the percentage used in calculating the Performance Matching Contribution under the formula contained in the CEOP that is applicable to a SCEOP Participant for that year, if any, by (ii) the SCEOP Participant Contribution of that SCEOP Participant for such year; provided that, if such SCEOP Participant’s SCEOP Percentage exceeds six percent (6%), the SCEOP Participant Contribution will be calculated using six percent (6%) for the SCEOP Percentage when calculating the Excess Performance Contribution. No Excess Performance Contributions shall be made on or after January 1, 2005.

(i) “Gross Fair Market Value” means the value of Olin assets determined without regard to any liabilities associated with such Olin assets.

(j) “Group” means persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a person owns stock in both Olin and another corporation that enter into a merger, consolidation purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

(k) “Interest Bearing Fund” means a phantom fund that pays interest at a rate, determined quarterly as of the end of the quarter for the following quarter, equal to (i) the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, Controller or Treasurer (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points as determined by such officer) or (ii) such other rate as the Board or Compensation Committee of the Board, or any delegate thereof, may select prospectively from time to time.

(l) “Maximum Eligible Compensation” means the annual maximum amount of Compensation under Section 401(a)(17) of the Code from which a SCEOP Participant is permitted to make contributions to the CEOP, as such maximum amount is adjusted from time to time under the Code.

(m) “Olin Phantom Units” means phantom shares of the CEOP’s Olin Common Stock Fund credited under the SCEOP.

(n) “Plan Year” means a twelve-month period from January 1 to December 31.

(o) “Primex Phantom Units” means phantom units of the CEOP’s Primex Stock Fund credited under the SCEOP, such units deemed to consist of both Primex Stock and cash.

(p) “SCEOP Participant” or “Olin Participant” means an Olin employee who has met the eligibility requirements of Article II and who has filed an election to participate in the SCEOP with the Plan Administrator.

(q) “SCEOP Account” means the account established under the SCEOP for a SCEOP Participant holding Arch Phantom Units, Olin Phantom Units, phantom investments in the Interest Bearing Fund, and/or any other phantom securities or units created herein.

(r) “SCEOP Participant Contribution” means, with respect to a SCEOP Participant, the annual amount by which the SCEOP Participant has elected to reduce his Compensation under this Plan, such amount being equal to the SCEOP Percentage multiplied by the difference between (i) such SCEOP Participant’s Compensation and (ii) his Maximum Eligible Compensation.

(s) “SCEOP Percentage” means the rate at which a SCEOP Participant elects to reduce his Compensation under this Plan pursuant to the salary reduction agreements described in Section 2.2.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 Any employee of the Company who:

(a) is a management employee;

(b) is a “highly compensated employee” within the meaning of Code Section 414(q);

(c) is participating in the CEOP; and

(d) whose Compensation is in excess of the limitation contained in Section 401(a)(17) of the Code shall be eligible to participate in this Plan (an “Eligible Employee”).

2.2 Each Eligible Employee wishing to make SCEOP Participant Contributions under this Plan must execute and file a salary reduction agreement in a form acceptable to the Plan Administrator.

In the case of the first Plan Year in which an individual becomes an Eligible Employee, the salary reduction agreement must be filed within thirty (30) days following the date the individual became an Eligible Employee. If no salary reduction agreement is filed within such time, the Eligible Employee shall not be able to make SCEOP Participant Contributions for such Plan Year but will be able to do so (to the extent eligible) for subsequent Plan Years as provided in the following paragraph.

To the extent that an Eligible Employee does not have an effective salary reduction agreement filed and such Eligible Employee wishes to make SCEOP Participant Contributions under the Plan for a Plan Year, an Eligible Employee must file a salary reduction agreement to reduce Compensation by December 1 (or such other date set by the Plan Administrator) of the calendar year prior to the beginning of the Plan Year for which it will be effective and prior to the calendar year in which such Compensation would otherwise be earned. Once filed, agreements to reduce Compensation shall remain in effect for subsequent Plan Years unless revoked or changed by the SCEOP Participant in writing in a form acceptable to the Plan Administrator. Any revocation or change made with regard to the salary reduction agreement shall be effective only for subsequent Plan Years (and not the Plan Year in which such revocation or change is made). Notwithstanding the foregoing sentence, in accordance with Code Section 409A, SCEOP Participants can make (in writing in a form acceptable to the Plan Administrator) such revocation or change for the 2005 Plan Year on or before March 15, 2005.

Notwithstanding the preceding paragraph, the Plan Administrator may (but is not required to) provide, in accordance with Code Section 409A, alternative salary reduction election procedures for performance-based compensation based on services performed over a period of at least 12 months, provided that such election may be made no later than six (6) months before the end of the period.

2.3 No salary reduction election shall be given effect under this Plan until the SCEOP Participant has received Compensation equal to the Maximum Eligible Compensation for the Plan Year to which such salary reduction election relates.

2.4 If a SCEOP Participant ceases to meet the Eligible Employee criteria under Section 2.1, SCEOP Participant Contributions and Excess Company Matching Contributions shall cease at such time as well.

ARTICLE III

CONTRIBUTIONS AND ACCOUNTS

3.1 Each SCEOP Participant who so elects (in accordance with Section 2.2 above) for a Plan Year shall make SCEOP Participant Contributions on a pre-tax basis.

For each SCEOP Participant, a SCEOP Account will be established. The SCEOP Account will contain sub-accounts for each type of contribution credited to the SCEOP Account and for each type of investment option available to and invested in under his SCEOP Account. For each Plan Year during which a person is a SCEOP Participant and making deferrals and/or receiving contributions, the Company (or other Participating Employer) will credit to the SCEOP Account of each SCEOP Participant Olin Phantom Units and/or phantom investments in the Interest Bearing Fund, in accordance with the SCEOP Participant’s investment allocation, equal in value to the sum of such SCEOP Participant’s (1) SCEOP Participant Contribution (if any) plus (2) the Excess Company Matching Contribution (if any). Such crediting shall occur periodically in accordance with the timing of similar deferrals and contributions to the CEOP.

Subject to administrative feasibility and rules set out by the Plan Administrator, the SCEOP Account balances of each SCEOP Participant may be transferred daily without limit to the Interest Bearing Fund and/or the Olin Phantom Units.

3.2 Effective December 31, 1996, Olin spun off Primex Technologies, Inc. (“Primex”). As a result of the spin-off of Primex, SCEOP Participants’ SCEOP Account balances deemed invested in Olin Phantom Units were credited with a dividend deemed invested in Primex Phantom Units. Primex was acquired by General Dynamics Corporation effective January 25, 2001. As a result of this acquisition, the value of SCEOP Participants’ SCEOP Account balances deemed invested in Primex Phantom Units were deemed liquidated at the per share purchase price and the proceeds were deemed reinvested in Olin Phantom Units. No further investment in Primex Phantom Units shall be permitted under the Plan.

3.3 A SCEOP Participant’s SCEOP Account will also be credited with Dividend Equivalents when the applicable cash dividends are paid and such Dividend Equivalents will be reinvested according to the SCEOP Participant’s investment allocation that is then in effect for the SCEOP Participant Contributions.

3.4 For purposes of calculating the number of Olin Phantom Units to be credited to an Olin Participant’s SCEOP Account as a result of crediting Dividend Equivalents or contributions, the SCEOP shall use the Current Market Value for valuing units in the Olin Common Stock Fund as defined under the CEOP. For purposes of valuing Arch Phantom Units under this Plan, the SCEOP shall use the Current Market Value for valuing shares in Arch Common Stock Fund as defined in the CEOP.

3.5 SCEOP Participants may either retain their Arch Phantom Units or may have their entire Arch Phantom Unit SCEOP Account balance(s) deemed transferred at the then Current Market Value and reinvested in Olin Phantom Units at the then Current Market Value, the Interest Bearing Fund, or any combination thereof (in whole dollar amounts). Once Arch Phantom Units are deemed transferred and reinvested, a SCEOP Participant may not re-direct investment back into Arch Phantom Units. No new investment shall be permitted in Arch Phantom Units.

3.6 A SCEOP Participant shall at all times be fully vested in his SCEOP Participant Contribution SCEOP Account balance, and shall vest in his Excess Company Matching Contribution, and Excess Performance Contribution SCEOP Account balances in accordance with the applicable vesting schedule contained in the CEOP for Company Matching Contributions and Performance Matching Contributions. A SCEOP Participant shall be fully vested in his SCEOP Account balance upon his death, upon his termination of service from the Company and all affiliates after reaching a retirement date under the CEOP, or upon his termination of service due to his Permanent Disability as defined in the CEOP.

3.7 In the event that the Compensation Committee of the Board (“the Committee”) determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Arch Common Stock, Olin Common Stock, or any other securities of Arch or Olin, issuance of warrants or other rights to purchase Arch Common Stock, Olin Common Stock, or other securities of these companies, or other similar corporate transaction or event occurs that affects Arch or Olin Common Stock such that the Committee determines an adjustment in Phantom Units under the Plan is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust SCEOP Participants’ SCEOP Accounts. In the case of a spin-off, split-up, issuance of an extraordinary stock dividend, or similar transaction, such adjustment, in the Committee’s discretion, may result in creation of phantom shares in a separate phantom stock fund and reinvestment of such phantom shares in Olin Phantom Units or such other reinvestment as otherwise determined by the Committee. In the case of a merger for cash with respect to Arch Common Stock, the cash received as a result of such merger shall be deemed reinvested according to the SCEOP Participant’s investment allocation that is then in effect for the SCEOP Participant Contributions. Notwithstanding the foregoing, a SCEOP Participant to whom Dividend Equivalents have been allocated shall not be entitled to receive a non-cash special or extraordinary dividend or distribution unless the Committee expressly authorizes such receipt.

3.8 Transfers between Arch and Olin. It is contemplated that SCEOP Participants may transfer their employment after the Distribution Date and on or before February 8, 2000, from Arch to Olin and vice versa and commence, or resume, participation in the SCEOP of the new employer.

(a) Transfer to Arch From Olin. In the event that a SCEOP Participant transfers employment to Arch after the Distribution Date and on or prior to February 8, 2000, benefit accrual under this Plan shall cease and Olin shall remain liable for payment of any benefits accrued under this Plan to the date of transfer. No reserves shall be transferred with respect to such SCEOP Participant. No separation from service shall be deemed to occur under this Plan permitting a distribution under this Plan and benefits hereunder shall not commence until the SCEOP Participant has terminated his employment with Arch (or any successor thereto) and has otherwise qualified for benefits hereunder. Olin shall continue to recognize a SCEOP Participant’s service with Arch and its affiliates subsequent to his transfer to Arch solely for purposes of determining the SCEOP Participant’s vesting under this Plan.

(b) Transfer from Arch to Olin. In the event that an Arch employee transfers employment to Olin from Arch after the Distribution Date and on or prior to February 8, 2000,

benefit accrual under the Arch SCEOP shall cease and Arch shall remain liable for payment of any benefits accrued under that Plan to the employee’s date of transfer to Olin. No reserves shall be transferred from Arch or the Arch SCEOP with respect to such Arch employee. Any benefits accrued under the Arch SCEOP shall not commence until the former Arch employee terminates service with Olin and its affiliates and has otherwise qualified for benefits under the Arch SCEOP. Following such transfer, Arch shall continue to credit such employee’s service with Olin and its affiliates subsequent to his transfer to Olin solely for purposes of determining his vesting under the Arch SCEOP. References to the Arch SCEOP in this Plan are descriptive only, and neither Olin nor this Plan guaranties any payments or rights under the Arch SCEOP.

3.9 Excess Performance Contributions. Notwithstanding anything in the Plan to the contrary, effective as of January 1, 2005, Excess Performance Contributions shall cease to be made under the Plan.

ARTICLE IV

DISTRIBUTIONS

4.1 No amounts credited to a SCEOP Participant’s SCEOP Account under this Plan may be withdrawn or distributed prior to the SCEOP Participant’s termination of employment with the Company and all affiliates thereof, including, but not limited to any other corporation in the same controlled group with Olin (within the meaning of Section 414(b), (c) and (m) of the Code). Amounts credited to a SCEOP Participant’s SCEOP Account under this Plan may not be loaned to such SCEOP Participant.

A SCEOP Participant’s SCEOP Account will be distributed in the form elected under Section 4.3 upon the earliest to occur of the SCEOP Participant’s death, termination of service due to Permanent Disability, retirement or termination of active service from the Company and all affiliates. Notwithstanding the foregoing, for any SCEOP Participant who is a key employee (as defined in Code Section 409A), distributions resulting from termination or retirement shall commence as soon as practicable on or after the date which is six (6) months after the date of such SCEOP Participant’s retirement or termination. The preceding sentence shall not apply to distributions of amounts (including earnings thereon, and as determined under Code Section 409A) deferred prior to January 1, 2005 of key employees who terminate or retire prior to July 1, 2005.

In the event that an Olin Employee is employed by Arch on or prior to February 8, 2000, and participates in the Arch SCEOP, no termination from service shall be deemed to occur permitting a distribution of benefits from this Plan until such SCEOP Participant has terminated his employment with Arch (or any successor thereto). Notwithstanding anything to the contrary in this Section 4.1 or Section 4.2, if a SCEOP Participant transfers employment from Arch (or any successor thereto) or Primex (or its successor, General Dynamics Corporation, or any successor thereafter) back to the Company, such SCEOP Participant will not be eligible for distribution until such SCEOP Participant has terminated his employment with the Company and its affiliates.

4.2 Each SCEOP Participant whose employment transferred from the Company to Primex, in connection with the spin-off of Primex, shall be fully vested in his SCEOP Account balance. Such balance shall continue to be credited with Dividend Equivalents until it is distributed; however, no such balance may be distributed until such SCEOP Participant terminates active service with Primex or, after January 25, 2001, General Dynamics Corporation and its subsidiaries.

4.3 Upon becoming a SCEOP Participant, such SCEOP Participant shall elect to receive the value of his SCEOP Account balance either (i) in a lump sum, or (ii) in annual installments for a period not to exceed fifteen (15) years, commencing at such time as provided under Section 4.1. A SCEOP Participant may change such election upon written notice in a form acceptable to the Plan Administrator, provided such change complies with the following: (i) the subsequent election does not take effect until at least twelve (12) months after the date on which the election is made, and (ii) the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made. Notwithstanding the foregoing, and subject to Code Section 409A requirements, SCEOP Participants can change their distribution form election on or prior to December 31, 2005 without regard to the requirements of the preceding sentence.

4.4 Installment payments shall commence to be paid as soon as administratively feasible and generally effective as of the first day of the month following the benefit commencement time provided under Section 4.1 (and as modified by Section 4.3 if applicable). The Company may delay the payment of any benefit owed hereunder in order to complete the orderly processing of such benefit.

4.5 Distributions to a SCEOP Participant of his SCEOP Account balance shall be made only in the form of cash. Except as provided in Section 7.3, upon distribution, the value of Olin Phantom Units shall be equal to the average of the daily closing prices of the Olin common stock on the New York Stock Exchange for the month preceding the distribution. Except as provided in Section 7.3, upon distribution, the value of Arch Phantom Units shall be equal to the average of the daily closing prices of the Arch common stock on the New York Stock Exchange for the month preceding the distribution.

4.6 Any benefit payable under this Plan on account of the death of a SCEOP Participant shall be paid to the SCEOP Participant’s beneficiary as designated or determined under the terms of the CEOP; however, a SCEOP Participant may, by filing with the Plan Administrator prior to death on a form supplied by the Plan Administrator, designate a different individual or entity to be the designated Beneficiary of such SCEOP Participant for purposes of this Plan, in which case the subsequent designation will supersede any designation of a beneficiary under the CEOP for purposes of this Plan.

ARTICLE V

LIABILITY FOR PAYMENT

5.1 The Company (and each other Participating Employer) shall pay the benefits provided hereunder with respect to SCEOP Participants who are employed or were formerly employed by it during their participation in the Plan. In the case of a SCEOP Participant who was employed by more than one Participating Employer, the Benefit Plan Review Committee shall allocate the cost of such benefits among such Participating Employers in such manner as it deems equitable. The obligations of the Participating Employer hereunder shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Participating Employer liable for such benefits hereunder.

ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1 The Benefit Plan Review Committee shall be the named Plan Administrator of this Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the SCEOP Participants (and their Beneficiaries), in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan, the Code and ERISA. Benefits will be paid only if the Plan Administrator, in its sole discretion, determines that the SCEOP Participants or Beneficiaries are entitled to them.

The Plan Administrator shall:

(a) determine all questions relating to eligibility of Employees to participate or continue participation in the Plan;

(b) maintain all necessary records for the administration of the Plan;

(c) interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(d) assist any SCEOP Participant regarding his rights, benefits or elections available under the Plan;

(e) communicate to Employees, SCEOP Participants and their Beneficiaries concerning the provisions of the Plan; and

(f) prescribe such rules and forms as it shall deem necessary or proper for the administration of the Plan.

The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

The Plan Administrator has the authority to delegate any of its powers under this Plan to any other person, persons, or committee in the administration of this Plan. This person, persons, or committee may further delegate its reserved powers to another person, persons, or committee as they see fit. Any delegation or subsequent delegation shall include the same sole, discretionary, and final authority that the Plan Administrator has listed herein, and any decisions, actions, or interpretations made by any delegate shall have the same ultimate binding effect as if made by the Plan Administrator.

6.2 Except as otherwise provided herein, all provisions set forth in the CEOP with respect to the administration of that plan shall also be applicable with respect to this Plan. For purposes of this Plan, the Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company or by Olin Corporation with respect to the CEOP.

6.3 It is also the intention of the Company that all income tax liability on payments made under the Plan be deferred until the participant actually receives such payment in accordance with the requirements of Code Section 409A for nonqualified deferred compensation plans, to the extent Code Section 409A applies to the Plan. Therefore, if any Plan provision is found not to be in compliance with any applicable requirements of Code Section 409A, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Company’s Board of Directors, the Compensation Committee of the Board, or such other committee from time to time designated by the Board, and in all events the Plan shall be construed in favor of its meeting the requirements for deferral of compensation under Code Section 409A.

ARTICLE VII

AMENDMENT, TERMINATION AND CHANGE OF CONTROL

7.1 The Company reserves the right to amend or terminate this Plan at any time, by action of the Company’s Board of Directors, the Compensation Committee of the Board, or such other committee from time to time designated by the Board, and without the consent of any employee or other person.

7.2 Notwithstanding Section 7.1 above, no amendment or termination of the Plan shall directly or indirectly reduce the balance to the credit of any SCEOP Participant hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, no additional amounts shall be credited under the terms of the Plan. Notwithstanding the termination of this Plan, amounts credited hereunder shall not be distributed to SCEOP Participants except as provided in Article IV, above.

7.3 Upon a Change of Control, the Plan shall terminate and the SCEOP Account balance of a SCEOP Participant shall be paid in cash to such SCEOP Participant as promptly as practicable, but in no event later than 30 days following the Change in Control. The spin-off of Arch from Olin Corporation shall not be deemed to be a change of control entitling any SCEOP Participant herein to benefits under this Plan.

“Change of Control” means the occurrence of any of the following events:

(a) any person or Group acquires ownership of Olin’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of Olin’s stock, (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which Olin acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of Olin’s stock on January 1, 2005, shall not constitute a Change of Control); or

(b) any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Olin stock possessing 35% or more of the total voting power of Olin stock; or

(c) a majority of the members of Olin’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Olin’s board of directors prior to the date of the appointment or election; or

(d) any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from Olin that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Olin assets immediately prior to such acquisition or acquisitions, provided that there is no Change of Control when Olin’s assets are transferred to:

(i) a shareholder of Olin (immediately before the asset transfer) in exchange for or with respect to Olin stock;

(ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Olin;

(iii) a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Olin stock; or

(iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this paragraph (d) a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Olin has no ownership interest before the transaction, but which is a majority-owned subsidiary of Olin after the transaction is not a Change of Control.

For purposes of computing the payout under this Section 7.3, the cash value of the SCEOP Account of a SCEOP Participant shall be determined by:

(i) multiplying the actual number of shares of Olin Common Stock reflected in a SCEOP Participant’s Olin Phantom Units by the greater of (a) the highest Current Market Value of the Common Stock (as defined in the CEOP Plan) on any date within the period commencing thirty (30) days prior to such Change in Control and ending on the date of the Change in Control, or (b) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto;

(ii) adding any cash portion attributable to a SCEOP Participant’s Olin Phantom Units held in his SCEOP Account; then

(iii) adding the then Current Market Value of that portion of a SCEOP Participant’s SCEOP Account which is deemed invested in Arch Phantom Units (and any other phantom units or stock fund established in the SCEOP); then

(iv) adding the then current value of that portion of a SCEOP Participant’s SCEOP Account which is deemed invested in the Interest Bearing Fund, with interest added through the day prior to payment.

ARTICLE VIII

GENERAL PROVISIONS

8.1 The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distribution hereunder. The right of a SCEOP Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the SCEOP Participant nor a designated Beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to the SCEOP Accounts of SCEOP Participants shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

8.2 Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

8.3 No SCEOP Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any SCEOP Participant the right to be retained in the service of the Company.

8.4 No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.5 The Plan shall be construed and administered under the laws of the Commonwealth of Virginia, to the extent not preempted by federal law.

8.6 If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

8.7 The Plan shall not be automatically terminated by a transfer or sale of all or substantially all of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate, subject to the provisions of Section 7.2.

8.8 Each SCEOP Participant shall keep the Company informed of his current address and the current address of his designated Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a SCEOP Participant is not made known to the Company within three (3) years after the date on which payment of any or all of the SCEOP Participant’s SCEOP Account may first be made, payment may be made as though the SCEOP Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a SCEOP Participant, the Company is unable to locate any designated Beneficiary of the SCEOP Participant, then the Company shall have no further obligation to pay any benefit hereunder to such SCEOP Participant or designated Beneficiary and such benefit shall be irrevocably forfeited.

8.9 This Plan shall constitute the entire agreement between the Company and its executives concerning the provision of Plan benefits.

8.10 Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any SCEOP Participant, former SCEOP Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.